UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2009

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 13, 2009, Unitil Corporation (“Unitil”) entered into an amendment to its 364-day revolving credit facility with Bank of America, as administrative agent, and a syndicate of lenders. Unitil originally entered into the facility on November 26, 2008.

The amendment increases the maximum borrowings under the facility to $80 million. It also (i) changes the upfront fees to 15 basis points of the aggregate commitment, (ii) changes the commitment fees to 40 basis points per annum of the average difference between the aggregate commitment and the outstanding borrowings, (iii) changes the margin applicable to borrowings to 2.0% per annum, and (iv) extends the maturity date for borrowings to October 12, 2010.

Except as expressly amended by the amendment, all other terms and conditions of the facility remain in full force and effect.

The foregoing description of the amendment to Unitil’s 364-day revolving credit facility is qualified in its entirety by reference to the full text of the amendment, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amendment Agreement dated October 13, 2009 by and among Unitil Corporation, each lender whose name appears on the signature page thereof, and Bank of America, N.A., as administrative agent and a lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/S/ MARK H. COLLIN
Mark H. Collin
Senior Vice President, Chief
Financial Officer and Treasurer

Date: October 16, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Third Amendment Agreement dated October 13, 2009 by and among Unitil Corporation, each lender whose name appears on the signature page thereof, and Bank of America, N.A., as Administrative Agent and a lender